Exhibit 10.21
English Translation
Strategic Cooperative Agreement
between
China Construction Bank Corporation
Shenzhen Branch
and
China Medical Services Holdings Limited
16 November, 2009

Party A: China Medical Services Holdings Limited
Address: No. 3702, Rongchao Trade Center, Jintian Road, Futian District, Shenzhen
Legal Representative: YANG Jianyu
Party B: China Construction Bank Corporation, Shenzhen Branch
Address: East Tower, Financial Center, Hongling South Road, Shenzhen
Person in Charge: TIAN Huiyu
Party A is Asia’s largest, most professionally competent and longest-operating medical equipment investment service provider and operator of relevant medical centers.
Party B is a major state-owned commercial bank with a nationwide branch network, a comprehensive service system as well as a presence (through branches or representative offices) in the world’s major financial centers, which enjoys extensive experiences in servicing key engineering and construction projects and large enterprise groups and possesses competitive edges in terms of products, technology, talents, service philosophy, etc.
In order to establish a sound bank-enterprise cooperative relationship and promote the mutual development and long term partnership of the Parties, in keeping with the principle of “equality and mutual benefit, mutual support, honesty and creditworthiness” , Party A and Party B, on the basis of their existing successful cooperation, reach the following agreement upon full discussions and covenant to strictly abide by each provision set out herein and duly fulfill their respective obligations hereunder.
Article I The Parties mutually agree to establish between them a long-term strategic partnership.
Party B will treat Party A as one of its most important clients, will fully support the development of Party A, and will, to the extent permitted by the laws, regulations and financial policies of the state and relevant rules of Party B, provide, on a priority basis, Party A and all of its controlled subsidiaries with full financial services and full financial support.
Party A will treat Party B as one of its most important long-term partners and will, where the conditions are equal, retain, on a priority basis, Party B as its primary cooperation bank for its financial operations.
Article II Subject to compliance with the Guarantee Law, the General Provisions on Lending and other relevant laws, regulations and financial policies of the state as well as relevant lending rules of Party B, Party B will actively support the business growth of Party A and will in the forthcoming three years grant to Party A an indicative credit line of RMB1.5 billion (subject to business review and approval by Party B and satisfaction of relevant approval conditions of Party B, with the specific rights and obligations to be governed by relevant definitive agreements entered into by the Parties upon mutual discussions and mutual agreement), which may be disbursed towards working capital loans, fixed-asset project loans, RMB bridge loans, onshore guarantor-backed offshore affiliate loans, export buyer credit, pooled guarantees-backed loans, M&A loans, factoring, receivables pledge arrangements and other areas of business cooperation. The Parties will equally strengthen their cooperation in the areas of import and export business, trade finance, etc.
Article III Party B will actively design a best possible management solution for the funds of Party A, will ensure the security and timely transfer and disbursement of the funds of Party A, and will, subject to compliance with the relevant laws, regulations and financial policies of the state and relevant lending rules of Party B, procure the funds deposited by Party A with Party B to achieve highest possible returns.
Article III1 Party B’s Undertakings on Financial Service
(1)	Credit Financing Service
(a)	Conditions for Grant of Credit Facility
In respect of RMB and foreign currency-denominated financing services under the aforesaid credit facility, Party B undertakes to offer, where the conditions are equal, Party A and its subordinated enterprises preferential conditions and rates within the pricing range stipulated by applicable regulators.
(b)	Approval procedures for grant of credit facility
When Party A and its subordinated enterprises apply to Party B to draw on the credit facility granted by Party B, Party B shall to the extent possible simplify its approval procedures and offer the most convenient services.
(2)	Innovative financial service
To the extent permitted by applicable rules and regulations, Party B will carry out product innovation and provide corresponding financial products in respect of its overall financial services to the various projects of Party A and its controlled subsidiaries.
(3)	Fund settlement service
To the extent permitted by applicable rules and regulations, Party B will, in line with the financial and fund settlement patterns of Party A, consider and develop, on a priority basis, corresponding settlement methods and provide relevant financial settlement services to Party A so as to meet Party A’s needs for the management of its funds, finances, etc.
Article IV Party A’s Undertakings on Business Cooperation
(1)	Undertakings on grant of credit facility
(a)	Party A shall maintain reasonable financial conditions and shall have sound operating conditions and development prospects.

[1]	Article III was used twice in the original Chinese version.

(b)	Upon accepting a credit facility from Party B, Party A shall act in accordance with the principle of “fairness and reasonableness” in accepting any credit facility from another bank so as not to prejudice the rights of Party B.

(c)	Party A shall promptly provide Party B or its branches with material information as well as basic information reflecting the changes in its operations and management.
(2)	Party A shall on a priority basis choose to open with Party B its sweeping accounts for IPO proceeds, follow-on offerings and rights issues.

(3)	Party A shall use its best efforts to perform the obligations required to be performed by it in the course of its existing and future business cooperation with Party B.

(4)	Where the conditions are equal, Party A and its subordinated enterprises and controlled enterprises shall on a priority basis choose to open their accounts with Party B and shall utilize, on a priority basis, the financial products and services of Party B, including:
(a)	To select Party B as one of their major RMB and foreign currency financing banks;

(b)	To select party B as one of their major RMB and foreign currency account-opening banks (including the basic account, the capital funds account, the foreign debt account, the rent payment account, the escrow account and the general settlement account) and settlement banks;

(c)	To select Party B as the “main bank” for their international settlement business (including but not limited to L/C, remittance, profit repatriation, letter of guarantee and other non-trade settlement businesses), as well as the major RMB settlement reporting bank for their cross-border trading businesses;

(d)	To select Party B as one of the “main banks” for their co-branding card, credit card and personal wealth management businesses;

(e)	To select Party B as one of the main handling banks for their cash management and drafts operations as well as for the NRA accounts of Party B’s [2]offshore affiliates;

(f)	To select, in line with their business growth needs, Party B as the provider of financial advisory service, public housing fund service, personal residential mortgage loans, corporate annuity service, and other financial services and products provided by Party B; and

(g)	To utilize other financial products not specified herein.
Article V Cooperation on Other Businesses
(1)	Cooperation on Cash Management
Party B will support the centralized management of the multi-level funds of Party A and enhance the operating efficiency of such funds by utilizing its online banking services and other electronic banking platforms and by providing entrusted loan facilities, legal person account overdraft facilities and other services to Party A, all in accordance with the needs of Party A. Party B will, by means of its own money products, provide corresponding services in respect of the RMB and foreign currency receipts and

[2]	As shown in the original Chinese version.

disbursements of Party A and thereby procure the value maintenance and appreciation of the relevant funds.
(2)	Consultancy and Advisory Service
Party B will provide Party A with financial advisory and foreign exchange management policy consulting services.
(3)	Party B will fully tap into its strengths in the Bank-Customs-Connection system and the online trade settlement system (E-TRADE) so as to satisfy Party A’s business needs for fast customs clearance, fast remittance, etc.
(4)	Other Services
Party B will design individualized financial products or a combination of such products based on the needs of Party A.
Article VI Coordination and Communication
So long as the Parties shall maintain each other’s trade secrets in confidence, Party A and Party B shall strengthen their mutual communication and thereby facilitate the implementation of this Strategic Cooperative Agreement. The Parties agree to timely circulate this Strategic Cooperative Agreement to their respective subordinated entities, to each designate business cooperation contact persons at different levels and to establish a regular coordination meeting system so as to resolve issues arising during the course of implementation hereof.
Party A shall designate its Finance Department as the agreement implementation coordination department which shall be responsible for the full implementation of this Agreement. Party B shall designate the Corporate Business Department of its branch as the agreement implementation coordination department which shall be responsible for the full implementation of this Agreement; and the business office of such branch of Party B shall act as the main entity to provide the specific services while other relevant sub-branches of Party B shall act as the auxiliary entity to assist with the provision of such services.
Article VII Dispute Settlement
Any dispute arising out of the implementation of this Agreement upon its effectiveness shall be resolved by Party A and Party B through friendly consultations based on the principle of “equality, mutual benefit, mutual understanding and mutual accommodation”.
Article VIII Effectiveness of Agreement
This Agreement shall become effective when it shall have been signed by the legal representatives (or persons in charge) of the Parties or their authorized representatives and affixed with the corporate seals of the Parties and shall remain valid for 2 years. Upon expiry of such term, this Agreement shall continue to be effective if so confirmed in writing by the Parties.
Article IX This Agreement shall be made in four originals and Party A and Party B shall each hold two copies thereof.

(No operative text on this page)

China Medical Services Holdings Limited	China Construction Bank Corporation Shenzhen Branch

(Corporate Seal)	(Corporate Seal)

Legal Representative (or Authorized Representative)	Legal Representative (or Authorized Representative)

(Signature)	(Signature)

17 November, 2009	17 November, 2009